EXHIBIT  11

                            THE GYMBOREE CORPORATION

                       COMPUTATION OF NET INCOME PER SHARE

                                                         13 WEEKS ENDED
                                                   ---------------------------
                                                      MAY 5,        APRIL 30,
                                                       1996           1995
                                                   -----------     -----------
  NET INCOME                                       $ 8,592,527     $ 6,287,508
                                                   ===========     ===========


  WEIGHTED AVERAGE SHARES OUTSTANDING
  DURING THE PERIOD:

  COMMON STOCK                                      25,027,377      24,637,213

  ADD INCREMENTAL SHARES FROM ASSUMED
  EXERCISE OF STOCK OPTIONS                            416,270         649,046
                                                   -----------     -----------

  WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING                     25,443,647      25,286,259
                                                   ===========     ===========

  PRIMARY NET INCOME PER SHARE                     $      0.34     $      0.25
                                                   ===========     ===========


  WEIGHTED AVERAGE SHARES OUTSTANDING
  DURING THE PERIOD:

  COMMON STOCK                                      25,027,377      24,637,213

  ADD INCREMENTAL SHARES FROM ASSUMED
  EXERCISE OF STOCK OPTIONS                            547,454         649,296
                                                   -----------     -----------

  WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING                     25,574,831      25,286,509
                                                   ===========     ===========

  FULLY DILUTED NET INCOME PER SHARE               $      0.34     $      0.25
                                                   ===========     ===========